Exhibit 10.4

SUNOCO PARTNERS LLC

LONG-TERM INCENTIVE PLAN

Amended and restated as of October 24, 2012

SUNOCO PARTNERS LLC

LONG-TERM INCENTIVE PLAN

SECTION 1. Purpose of the Plan.

The Sunoco Partners LLC Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), by providing to Eligible Recipients with superior performance incentive awards that are based on Units. The Plan is also intended to enhance the ability of the Company and its Affiliates to attract and retain employees whose services are key to the growth and profitability of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the Partnership’s interests.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

2.2 “Award” means a grant of one or more Options or Restricted Units pursuant to the Plan, and shall include any tandem DERs granted with respect to such Award.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” means:

(i) fraud or embezzlement on the part of the Participant;

(ii) conviction of or the entry of a plea of nolo contendere by the Participant to any felony;

(iii) the willful and continued failure or refusal by the Participant to perform substantially the Participant’s duties with the Company or an Affiliate thereof (other than any such failure resulting from incapacity due to physical or mental illness, or death, or following notice of employment termination by the Participant for Good Reason) within thirty (30) days following the delivery of a written demand for substantial performance to the Participant by the Board, or any employee of the Company or an Affiliate with supervisory authority over the Participant, that specifically identifies the manner in which the Board or such supervising employee believes that the Participant has not substantially performed the Participant’s duties; or

(iv) any act of willful misconduct by the Participant which:

(a) is intended to result in substantial personal enrichment of the Participant at the expense of the Partnership, the Company, or any of their Affiliates; or

(b) has a material adverse impact on the business or reputation of the Partnership, the Company, or any Affiliate thereof (such determination to be made by the Partnership, the Company or any such Affiliate in the good faith exercise of its reasonable judgment).

2.5 “Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events:

(i) the consolidation, reorganization, merger or other transaction pursuant to which more than 50% of the combined voting power of the outstanding equity interests in the Company cease to be owned by ETP and/or its Affiliates;

(ii) a “Change in Control” of Energy Transfer Partners, L.L.C. under the ETP 2008 Long-Term Incentive Plan; or

(iii) the general partner (whether the Company or any other Person) of the Partnership ceases to be an Affiliate of ETP.

2.6 “Committee” means the Compensation Committee of the Board, such subcommittee thereof, or such other committee of the Board as may be appointed from time to time to administer the Plan.

2.7 “Company” means Sunoco Partners LLC, a Pennsylvania limited liability company.

2.7 “DER” or “Distribution Equivalent Right” means the contingent right, granted in tandem with a specific Restricted Unit, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Restricted Unit is outstanding.

2.8 “Director” means a member of the Board who is not an Employee.

2.9 “Eligible Recipient” has the meaning set forth in Section 5.

2.10 “Employee” means an employee of the Company or one or more of its Affiliates.

2.11 “ETP” means Energy Transfer Partners, L.P., a Delaware limited partnership and the owner of a 100% membership interest in the Company.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13 “Fair Market Value” means, as of any date and in respect of any Unit, the opening price of a Unit on such date (which price shall be the closing price of a Unit on the previous trading day, as reflected in the consolidated trading tables of The Wall Street Journal or any other publication selected by the Committee). If there is no sale of Units on the New York Stock Exchange for more than ten (10) days immediately preceding such date, or if deemed appropriate by the Committee for any other reason, the Fair Market Value of such Units shall be as determined in good faith by the Committee in such other manner as it may deem appropriate.

2.14 “Member” means, as of any date, any Person that has executed the limited liability company operating agreement of the Company (the “LLC Agreement”) as a member of the Company, and thereafter been admitted to the Company as a member as provided in the LLC Agreement, but such term does not include any Person who has ceased to be a member in the Company.

2.15 “Option” means on option to purchase Units granted under the Plan.

2.16 “Participant” means any Eligible Recipient granted an Award under the Plan.

2.17 “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

2.18 “Qualifying Termination” means, with respect to the employment of a Participant, any of the following:

(a) a termination of employment by the Company or one of its Affiliate within two (2) years after a Change of Control, other than for Cause, death or disability; or

(b) a termination of employment by the Participant within two (2) years after a Change of Control for one or more of the following reasons:

(1) the material reduction of the Participant’s authorities, duties, or responsibilities as an executive officer and/or officer of the Company or one of its Affiliate from those in effect as of ninety (90) calendar days prior to a Change in Control, other than (i) an insubstantial reduction, or (ii) an inadvertent reduction that is remedied by the Company or one of its Affilaites promptly after receipt of notice thereof given by the Participant; provided, however, that any reduction in the foregoing resulting from the acquisition of the Company or one of its Affiliates and its existence as a subsidiary or division of another entity shall not be sufficient to constitute a Qualifying Termination; or

(2) with respect to any Participant who is a member of the Company’s board of directors immediately prior to the Change of Control, any failure of the members of the Company to elect or re-elect, or of the Company to appoint or re-appoint, the Participant as a member of such board of directors;

(3) a reduction by the Company or one of its Affiliate,in either the Participant’s annual base salary or guideline (target) bonus as in effect immediately prior to the Change of Control; or

(4) the failure of the Company or one of its Affiliates to provide the Participant with employee benefits and incentive compensation opportunities that:

(i) are not less favorable than those provided to other executives who occupy the same grade level at the Company one at one of its Affiliates as the Participant, or if the grade levels of the Company or its Affiliates are no longer applicable, to a similar peer group of the executives of the Company; and

(ii) provide the Participant with benefits that are at least as favorable, measured separately for:

(A) incentive compensation opportunities,

(B) savings and retirement benefits,

(C) welfare benefits, and

(D) fringe benefits and vacation

as the most favorable of each such category of benefit in effect for the Participant at any time during the 120-day period immediately preceding the Change of Control; or

(5) the Company or one of its Affiliates requires the Participant to be based anywhere other than the Participant’s present work location or a location within thirty-five (35) miles from the present location; or the Company or one of its Affiliates requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant’s travel obligations during the period of twelve (12) consecutive months immediately preceding the Change of Control;

provided, however, the Participant may not terminate under this subparagraph (b) unless he or she has given written notice delivered to the Partnership, the Company or their Affiliates, as appropriate, of the action or inaction giving rise to such termination, such notice to state with specificity the nature of the breach, failure or refusal, and such action or inaction is not corrected within thirty (30) days thereafter; provided further that such termination shall not be deemed to be a Qualifying Termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination; or

(c) before a Change of Control, a termination of employment by the Company or one of its Affiliates, other than a termination for Cause, or a termination of employment by the Participant for one of the reasons set forth in (b) above, if the affected Participant can demonstrate that such termination or circumstance in (b) above leading to the termination:

(1) was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change of Control; or

(2) otherwise occurred in connection with a Change of Control;

provided, however, that in either such case, a Change of Control actually occurs within one (1) year following the Employment Termination Date.

Any good faith determination made by the Participant that the Participant has experienced a Qualifying Termination pursuant to Section 2.18(b) shall be conclusive. A Participant’s mental or physical incapacity following the occurrence of an event described above in (b) above shall not affect the Participant’s ability to have a Qualifying Termination. As used in this Section 2.18, a “termination of employment” means a separation from service as defined in Code Section 409A and the regulations issued thereunder.

2.17 “Restricted Period” means the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

2.18 “Restricted Unit” means a phantom, or notional, unit granted under the Plan which is equivalent in value and in distribution rights to a Unit and which, upon vesting, entitles the Participant to receive a Unit or its Fair Market Value in cash, as determined in the sole discretion of the Committee.

2.19 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

2.20 “SEC” means the Securities and Exchange Commission, or any successor thereto.

2.21 “Specified Employee” shall mean each of the following: the Chief Executive Officer; the President and Chief Operating Officer; the Chief Financial Officer; the Vice President, Operations; the Vice President, Business Development; the Vice President, Lease Acquisition and Marketing; the Vice President, General Counsel and Secretary; the Vice President, Human Resources and Administration; the Chief Information Officer; the Treasurer; and the Controller (designated pursuant to the election of an alternative method specified in Treasury Regulation Sections 1.409A-1(i)(5) and 1.409A-1(i)(8)).

2.22 “Unit” means a common unit of the Partnership.

SECTION 3. Administration.

The Plan shall be administered by the Committee. Annual grant levels for Participants will be recommended to the Committee by the Chief Executive Officer. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(i) designate Eligible Recipients and Participants;

(ii) determine the type or types of Awards to be granted to a Participant;

(iii) determine the number of Units to be covered by Awards;

(iv) determine the terms and conditions of any Award;

(v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited;

(vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan;

(vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan to the Chief Executive Officer of the Company, including the power to grant Awards under the Plan, provided the Chief Executive Officer is also a member of the Board, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7 (“Amendment and Termination”), shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board.

SECTION 4. Units Available for Awards.

4.1 Units Available. Subject to adjustment as provided in Section 4.3 and this Section 4.1, the number of Units with respect to which Awards may be granted under the Plan is one million two hundred fifty thousand (1,250,000). If any Award is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination, or cancellation, shall again be Units with respect to which Awards may be granted.

4.2 Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

4.3 Adjustments. In the event of any change in the outstanding Units of the Partnership by reason of any distribution (whether in the form of cash, Units, other securities, or other property), split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event, an equitable and proportionate anti-dilution adjustment will be made to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and to offset any resultant change in the price per Unit and preserve the intrinsic value of Options, Restricted Units and other awards theretofore granted under the Plan. Such mandatory adjustment may include a change in one or more of the following:

(i) the number and type of Units (or other securities or property) with respect to which Awards may be granted;

(ii) the number and type of Units (or other securities or property) subject to outstanding Awards;

(iii) the purchase price per Unit purchasable under outstanding Options;

(iv) the number of Restricted Units outstanding; and

(v) other similar matters.

SECTION 5. Eligibility.

Persons who are eligible to be designated as a Participant and receive an Award under the Plan are (i) any Employee or officer of the Company or one of its Affiliates who perform services for the benefit of the Partnership and/or one or more of its subsidiaries and (ii) any Director of the Company (each, an “Eligible Recipient”).

SECTION 6. Awards.

6.1 Options. The Committee shall have the authority to determine the Eligible Recipients to whom Options will be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but shall not be less than the closing price of a Unit on the date the Option is granted, as reflected in the consolidated trading tables of the Wall Street Journal under the caption ‘New York Stock Exchange Composite Transactions’ or any other publication selected by the Committee). If there is no sale of shares of Units on the New York Stock Exchange for more than ten (10) days immediately preceding such date, the applicable purchase price per Unit purchasable under an Option shall be as determined by the Committee in such other manner as it may deem appropriate.

(ii) Time and Method of Exercise. The Committee shall determine the Restricted Period, i.e., the time or times at which an Option may be exercised in whole or in part, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise (through procedures approved by the Company), other securities or other property, a note from the Participant (in a form acceptable to the Company), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii) Forfeiture. Except as otherwise provided in the terms of the Option grant, upon termination of a Participant’s employment with the Company or one of its Affiliates, or membership on the Board, whichever is applicable, for any reason (other than permanent disability, or approved leave of absence) during the applicable Restricted Period, all Options shall be forfeited by the Participant, unless otherwise provided in a written employment agreement (if any) between the Participant and the Company or one or more of its Affiliates; provided, however, that the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

6.2 Restricted Units. The Committee shall have the authority to determine the Eligible Recipients to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Eligible Recipient, the duration of the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, and such other terms and conditions as the Committee may establish respecting such Awards, including whether DERs are granted with respect to such Restricted Units. The Committee may establish, at the time of the grant of Restricted Units, other conditions that must be met for payout to occur. These conditions shall be set forth in the Committee’s resolution granting the Restricted Units and in the applicable agreements with Participants.

(i) DERs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Payment of DERs under a tandem DER grant made pursuant to this Section 6.2(i) shall be made as determined by the Committee in its discretion.

(ii) Forfeiture. Except as otherwise provided in the terms of the Award agreement, upon termination of a Participant’s employment with the Company or one of its Affiliates or membership on the Board, whichever is applicable, for any reason (other than permanent disability, or approved leave of absence) during the applicable Restricted Period, all Restricted Units shall be forfeited by the Participant, unless otherwise provided in a written employment agreement (if any) between the Participant and the Company or one or more of its Affiliates; provided, however, that the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.

(iii) Lapse of Restrictions. Upon, or as soon as reasonably practicable following, the vesting of each Restricted Unit, but within two and one-half (2-1/2) months following the calendar year in which such Restricted Unit becomes nonforfeitable, the Participant shall be entitled to receive from the Company, and the Company shall pay to the Participant, one Unit or its Fair Market Value, in cash, as determined by the Committee, subject to the provisions of Section 8.2.

6.3 General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(a) Except as provided in (b) below:

(1) no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate;

(2) each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution; and

(b) To the extent specifically provided by the Committee with respect to an Option grant, an Option may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish. In addition, Awards may be transferred by will and the laws of descent and distribution.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v) Consideration for Grants. Awards may be granted for such consideration as the Committee determines including, without limitation, services or such minimal cash consideration as may be required by applicable law.

(vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award agreement (including, without limitation, any exercise price or any tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, cashless broker exercises with immediate sale, or any combination thereof; provided, however, that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.

(vii) Change of Control.

(a) Payment of Restricted Units. In the event of a Qualifying Termination, Restricted Units will be paid to the Participant no later than the earlier of ninety (90) days following the date of occurrence of such Qualifying Termination or two and one-half (2-1/2) months following the end of the calendar year in which occurs the date of such Qualifying Termination, regardless of whether the applicable performance goals or targets have been met.

For a Qualifying Termination occurring within the first consecutive twelve-month period following the date of grant, the number of performance-based Restricted Units paid out with regard to such grant shall be equal to the total number of Restricted Units outstanding in such grant as of the Qualifying Termination, not adjusted for any performance factors.

For a Qualifying Termination occurring after the first consecutive twelve-month period following the date of grant, the number of performance-based Restricted Units paid out with regard to such grant shall be the greater of:

(a) the total number of Restricted Units outstanding in such grant as of the Qualifying Termination, not adjusted for any performance factors, or

(b) the total number of such Restricted Units outstanding in such grant, multiplied by the applicable performance factors related to the Partnership’s actual performance immediately prior to the Qualifying Termination.

In the case of an award of Restricted Units conditioned upon the Participant’s continued employment, the total number of Restricted Units outstanding in such grant as of the Qualifying Termination shall be paid to the Participant.

The Participant’s Restricted Units shall be payable to the Participant in cash or Units, as determined by the Committee, as follows:

(a) if the Participant is to receive Units, the Participant will receive the total number of Units stated above in this Section 6.3(vii); or

(b) if the Participant is to receive cash, the Participant will be paid an amount in cash equal to the number of Units stated above in this Section 6.3(vii), multiplied by the Fair Market Value per Unit. Such amount will be reduced by the applicable federal, state and local withholding taxes due.

(b) Payment of Distribution Equivalents. On or before the earlier of the ninetieth (90th) day following the date of occurrence of such Qualifying Termination or the day that is two and one-half (2-1/2) months following the end of the calendar year in which occurs the date of such Qualifying Termination, the Participant will be paid an amount in cash equal to the value of the applicable DERs on the number of Units being paid pursuant to this Section 6.3(vii) for the time period immediately preceding the Qualifying Termination.

(c) Options. Notwithstanding any provisions to the contrary in agreements evidencing Options granted thereunder, or in this Plan, each outstanding Option shall become immediately and fully exercisable upon the occurrence of any Qualifying Termination.

6.4 Definition of Termination of Employment. For purposes of this Section 6, termination of a Participant’s employment, and any and all other references to a Participant’s employment being terminated (“Termination of Employment”), shall mean with respect to a Participant such Participant’s separation from service as defined in Internal Revenue Code (“Code”) Section 409A and the regulations issued thereunder, from the Company or one of its Affiliates and a Participant’s Employment Termination Date shall mean the date that a Participant separates from service as defined in Code Section 409A and the regulations issued thereunder. For clarity, an Employee’s employment with respect to the Company or one of its Affiliates shall not be deemed terminated unless and until such Employee is no longer employed by any one of the Company or its Affiliates, and no transfers of employment within the Company or its Affiliates shall be deemed a termination under this Plan Notwithstanding any other provisions of this Section 6, payment of any Restricted Unit (and related DER) to any Participant who is a Specified Employee on account of such Participant’s Termination of Employment shall be made as follows: Restricted Units that are scheduled to be paid for the period which begins on such Participant’s Employment Termination Date and ends on the date six months from such Participant’s Employment Termination Date, shall not be paid as scheduled, but shall be accumulated and paid in a lump sum on the date six months after the Participant’s Employment Termination Date. In the case of payments delayed pursuant to this Section 6.4, at the time of a Participant’s Termination of Employment, at the election of the Participant, all or a portion of a Participant’s Restricted Units may be converted to the cash equivalent Fair Market Value of such units (“Cash Units”). Simple interest will be paid on Cash Units delayed hereunder from the date of such conversion to the date of actual payment, at a rate equal to the prime rate of Citibank, N.A. as in effect from time to time after such due date. With respect to any Restricted Units that are not converted to Cash Units, and which include a tandem DER, the provisions of Section 6.2(i) will continue to apply to such Restricted Units during the period that payment of Restricted Units are delayed pursuant to this Section 6.4, with payment of all such DERs made at the time of payment of the associated Restricted Unit hereunder.

SECTION 7. Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award agreement or in the Plan:

(i) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(ii) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner; provided, however, that neither the Board nor the Committee may increase the number of Units available for Awards under the Plan, without the express prior written consent of the Members of the Company.

(ii) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(iii), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

(iii) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjustments will be made in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles.

SECTION 8. General Provisions.

8.1 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.

8.2 Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that otherwise would be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

8.3 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employment of the Company or any of its Affiliates or to remain on the Board, as applicable. Further, the Company or its Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

8.4 Governing Law. THE VALIDITY, CONSTRUCTION, AND EFFECT OF THE PLAN AND ANY RULES AND REGULATIONS RELATING TO THE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND APPLICABLE FEDERAL LAW.

8.5 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

8.6 Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the entire then Fair Market Value thereof under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

8.7 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

8.8 No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

8.9 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

8.10 Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

8.11 Gender and Number. Words in the masculine gender shall include the feminine and the neuter, the plural shall include the singular and the singular shall include the plural.

SECTION 9. Term of the Plan.

The Plan shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Board or Units are no longer available for grants of Awards under the Plan, whichever occurs first. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.